THIRD AMENDMENT
TO
POLYMER GRADE PROPYLENE PURCHASE AND SALE AGREEMENT (SPLITTERS)

This Third Amendment to Polymer Grade Propylene Purchase and Sale Agreement (Splitters) (the "**Third Amendment**") dated effective as of January 1, 2024 amends the Polymer Grade Propylene Purchase and Sale Agreement (Splitters) dated as of May 1, 2021, as amended by that certain First Amendment to Polymer Grade Purchase and Sale Agreement (Splitters), dated effective as of May 1, 2021, as further amended by that certain Second Amendment to Polymer Grade Propylene Purchase and Sale Agreement (Splitters), dated effective as of December 19, 2022 (such agreement, as so amended, the "**Agreement**") by and between Enterprise Products Operating LLC ("**Enterprise**") and Esenttia S.A. ("**Purchaser**"). This Third Amendment shall be effective as of January 1, 2024. Capitalized terms herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the PDH II Effective Date is July 1, 2023; and

WHEREAS, Enterprise and Purchaser have agreed that certain provisions of the Agreement should be amended in the manner provided for in this Third Amendment.

NOW, THEREFORE, with the intent to be legally bound, Enterprise and Purchaser hereby agree as follows:

ARTICLE I

AMENDMENTS

1.1 Definitions. Article I of the Agreement entitled "Definitions" is hereby amended as follows:

(a) The definition of "Expansion Notice" set forth in Section 1.17 of the Agreement is hereby amended and restated in its entirety as follows:

"1.17 "Expansion Notice" shall mean a written notice provided by Purchaser to Enterprise indicating it is pursuing an Expansion. Any such Expansion Notice must be provided by Purchaser to Enterprise at least three (3) Contract Months prior to the effective date of the Expansion. If Purchaser elects not to pursue an Expansion, Purchaser shall not be required to provide an Expansion Notice to Enterprise."

(b) The definition of "Expansion Notice Effective Date" set forth in Section 1.18 of the Agreement is hereby amended and restated in its entirety as follows:

"1.18 "Expansion Notice Effective Date" shall mean the date specified by Purchaser in the Expansion Notice of the effective date of the Expansion, which effective date shall be at least three (3) Contract Months from the date of the Expansion Notice."

(c) The definition of "Monthly Maximum Quantity" set forth in Section 1.31 of the Agreement is hereby amended and restated in its entirety as follows:

"1.30 "Monthly Maximum Quantity" shall mean, with respect to a Contract Month, 56,000,000 Pounds of PGP; provided, however, the Monthly Maximum Quantity shall be 80,000,000 Pounds of PGP beginning on the Expansion Notice Effective Date (if it occurs) and continuing for no less than twelve (12) consecutive Contract Months and thereafter until Purchaser notifies Enterprise in writing three (3) Contract Months prior to the effectiveness of such notice that the Monthly Maximum Quantity shall revert to 56,000,000 Pounds of PGP."

(d) The definition of "Monthly Minimum Quantity" set forth in Section 1.32 of the Agreement is hereby amended and restated in its entirety as follows:

"1.31 "Monthly Minimum Quantity" shall mean, with respect to a Contract Month, 46,000,000 Pounds of PGP; provided, however, the Monthly Minimum Quantity shall be 53,000,000 Pounds of PGP beginning on the Expansion Notice Effective Date (if it occurs) and continuing for no less than twelve (12) consecutive Contract Months and

thereafter until Purchaser notifies Enterprise in writing three (3) Contract Months prior to the effectiveness of such notice that the Monthly Minimum Quantity shall revert to 46,000,000 Pounds of PGP; provided further, however, notwithstanding the foregoing, during the period (x) from the Effective Date until the Expansion Notice Effective Date (if it occurs), Purchaser may elect, in its sole discretion, for the Monthly Minimum Quantity to be 15,500,000 Pounds of PGP for a maximum of 2 Contract Months during any Contract Year, and (y) from and after the Expansion Notice Effective Date (if it occurs) until the end of the Term, Purchaser may elect, in its sole discretion, for the Monthly Minimum Quantity to be 30,000,000 Pounds of PGP for a maximum of 2 Contract Months during any Contract Year."

1.2 Term. Article II of the Agreement entitled "Term" is hereby amended and restated in its entirety as follows:

"This Agreement shall be effective on the Effective Date, and, unless sooner terminated as provided herein, shall continue thereafter through December 31, 2028 (the "Initial Term") and continuing thereafter for periods of 2 Contract Years each (each, a "Renewal Term"), unless either Party gives written notice to terminate no later than 12 Contract Months prior to the expiration of the Initial Term or the applicable Renewal Term, such termination to be effective as of the end of the Initial Term or any such Renewal Term, as the case may be. As used in this Agreement, the "Term" shall mean the Initial Term and any Renewal Term, as applicable."

1.3 Monthly Deficiency Fee. Section 4.2 of the Agreement entitled "Monthly Deficiency Fee" is hereby amended and restated in its entirety as follows:

"4.2 Monthly Deficiency Fee. If Purchaser fails during any Contract Month to nominate pursuant to Section 5.1 and purchase at least the Monthly Minimum Quantity for such Contract Month, then Purchaser shall pay Enterprise a fee (in U.S. dollars) for such Contract Month (as may be adjusted, the "Monthly Deficiency Fee") equal to:

(a) **Before the Expansion Notice Effective Date** -

(i) The first 17,500,000 Pounds of PGP that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased at least 28,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of \$0.005 per Pound. In other words, if Purchaser nominates 28,500,000 Pounds of PGP or more for the applicable Contract Month and the Deficiency Amount is 17,500,000 Pounds of PGP or less, then the Monthly Deficiency Fee shall equal US\$0.005 per Pound.

Example:

Minimum Monthly Quantity = 46,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 24,000,000 Pounds of PGP

Deficiency Amount = 22,000,000 Pounds (capped at 17,500,000 Pounds)

Deficiency Fee = US\$0.005

17,500,000 Pounds of PGP ***multiplied by*** \$0.005 = US\$87,500

Monthly Deficiency Fee to be paid for Deficiency Amounts in this case equal to (or less than, as applicable) 17,500,000 Pounds = US\$87,500

(ii) Any amounts greater than 17,500,000 Pounds that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased less than 28,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of \$0.025 per Pound. In other words, if Purchaser nominates less than 28,500,000 Pounds of PGP for the applicable Contract Month and the Deficiency Amount is more than 17,500,000 Pounds of PGP, then the Monthly Deficiency Fee shall equal

US$0.025 per Pound for each Pound of the Deficiency Amount that is more than 17,500,000 Pounds.

Example:

Minimum Monthly Quantity = 46,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 24,000,000 Pounds of PGP

Deficiency Amount = 22,000,000 Pounds

Deficiency Amount greater than 17,500,000 Pounds = 4,500,000 Pounds

Deficiency Fee = US$0.025

4,500,000 Pounds of PGP ***multiplied by*** $0.025 = US$112,500

Monthly Deficiency Fee to be paid for Deficiency Amounts greater than 17,500,000 Pounds = US$112,500

For clarification, if the total quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month is 24,000,000 Pounds, then the total Monthly Deficiency Fee to be paid would be US$87,500 ***plus*** US$112,500 = US$200,000

(b) **Before the Expansion Notice Effective Date, during each Contract Month (for a maximum of two (2) Contract Months) during which Purchaser has elected to reduce the Monthly Minimum Quantity to be 15,500,000 Pounds of PGP** – The Parties agree that a Monthly Minimum Quantity of 30,000,000 Pounds of PGP shall be used when determining the Monthly Deficiency Fee during each Contract Month (for a maximum of two (2) Contract Months) during which Purchaser has elected to reduce the Monthly Minimum Quantity to be 15,500,000 Pounds of PGP before the Expansion Notice Effective Date.

(i) The first 14,500,000 Pounds of PGP that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased at least 15,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of $0.005 per Pound. In other words, if Purchaser nominates 15,500,000 Pounds of PGP or more for the applicable Contract Month and the Deficiency Amount is 14,500,000 Pounds of PGP or less, then the Monthly Deficiency Fee shall equal US$0.005 per Pound.

Example:

Minimum Monthly Quantity = 30,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 13,000,000 Pounds of PGP

Deficiency Amount = 17,000,000 Pounds (capped at 14,500,000 Pounds)

Deficiency Fee = US$0.005

14,500,000 Pounds of PGP ***multiplied by*** $0.005 = US$72,500

Monthly Deficiency Fee to be paid for Deficiency Amounts in this case equal to (or less than, as applicable) 14,500,000 Pounds = US$72,500

(ii) Any amounts greater than 14,500,000 Pounds that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased less than 15,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of $0.025 per Pound. If Purchaser nominates less than 15,500,000 Pounds of PGP for the applicable Contract Month and the Deficiency Amount is more than 14,500,000

Pounds of PGP, then the Monthly Deficiency Fee shall equal US$0.025 per Pound for each Pound of the Deficiency Amount that is more than 14,500,000 Pounds.

Example:

Minimum Monthly Quantity = 30,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 13,000,000 Pounds of PGP

Deficiency Amount = 17,000,000 Pounds

Deficiency Amount greater than 14,500,000 Pounds = 2,500,000 Pounds

Deficiency Fee = US$0.025

2,500,000 Pounds of PGP ***multiplied by*** $0.025 = US$62,500

Monthly Deficiency Fee to be paid for Deficiency Amounts greater than 17,000,000 Pounds = US$62,500

For clarification, if the total quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month is 13,000,000 Pounds, then the total Monthly Deficiency Fee to be paid would be US$72,500 ***plus*** US$62,500 = US$135,000

(c) **After the Expansion Notice Effective Date -**

(i) The first 17,500,000 Pounds of PGP that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased at least 35,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of $0.005 per Pound. In other words, if Purchaser nominates 35,500,000 Pounds of PGP or more for the applicable Contract Month and the Deficiency Amount is 17,500,000 Pounds of PGP or less, then the Monthly Deficiency Fee shall equal US$0.005 per Pound.

Example:

Minimum Monthly Quantity = 53,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 33,000,000 Pounds of PGP

Deficiency Amount = 20,000,000 Pounds (capped at 17,500,000 Pounds)

Deficiency Fee = US$0.005

17,500,000 Pounds of PGP ***multiplied by*** $0.005 = US$87,500

Monthly Deficiency Fee to be paid for Deficiency Amounts in this case equal to (or less than, as applicable) 17,500,000 Pounds = US$87,500

(ii) Any amounts greater than 17,500,000 Pounds that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased less than 35,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of $0.025 per Pound. In other words, if Purchaser nominates less than 35,500,000 Pounds of PGP for the applicable Contract Month and the Deficiency Amount is more than 17,500,000 Pounds of PGP, then the Monthly Deficiency Fee shall equal US$0.025 per Pound for each Pound of the Deficiency Amount that is more than 17,500,000 Pounds.

Example:

Minimum Monthly Quantity = 53,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 33,000,000 Pounds of PGP

Deficiency Amount = 20,000,000 Pounds

Deficiency Amount greater than 17,500,000 Pounds = 2,500,000 Pounds

Deficiency Fee = US$0.025

2,500,000 Pounds of PGP ***multiplied by*** $0.025 = US$62,500

Monthly Deficiency Fee to be paid for Deficiency Amounts greater than 17,500,000 Pounds = US$62,500

For clarification, if the total quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month is 33,000,000 Pounds, then the total Monthly Deficiency Fee to be paid would be US$87,500 ***plus*** US$62,500 = US$150,000

(d) **After the Expansion Notice Effective Date, during each Contract Month (for a maximum of two (2) Contract Months) during which Purchaser has elected to reduce the Monthly Minimum Quantity to be 30,000,000 Pounds of PGP -**

(i) The first 14,500,000 Pounds of PGP that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased at least 15,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of $0.005 per Pound. In other words, if Purchaser nominates 15,500,000 Pounds of PGP or more for the applicable Contract Month and the Deficiency Amount is 14,500,000 Pounds of PGP or less, then the Monthly Deficiency Fee shall equal US$0.005 per Pound.

Example:

Minimum Monthly Quantity = 30,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 10,000,000 Pounds of PGP

Deficiency Amount = 20,000,000 Pounds (capped at 14,500,000 Pounds)

Deficiency Fee = US$0.005

14,500,000 Pounds of PGP ***multiplied by*** $0.005 = US$72,500

Monthly Deficiency Fee to be paid for Deficiency Amounts in this case equal to (or less than, as applicable) 14,500,000 Pounds = US$72,500

(ii) Any amounts greater than 14,500,000 Pounds that are not nominated and not purchased by Purchaser during the applicable Contract Month (meaning that Purchaser nominated and purchased less than 15,500,000 Pounds of PGP during the applicable Contract Month) are subject to a Deficiency Fee of $0.025 per Pound. In other words, if Purchaser nominates less than 15,500,000 Pounds of PGP for the applicable Contract Month and the Deficiency Amount is more than 14,500,000 Pounds of PGP, then the Monthly Deficiency Fee shall equal US$0.025 per Pound for each Pound of the Deficiency Amount that is more than 14,500,000 Pounds.

Example:

Minimum Monthly Quantity = 30,000,000 Pounds of PGP

Actual quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month = 10,000,000 Pounds of PGP

Deficiency Amount = 20,000,000 Pounds

Deficiency Amount greater than 14,500,000 Pounds = 5,500,000 Pounds

Deficiency Fee = US$0.025

5,500,000 Pounds of PGP ***multiplied by*** $0.025 = US$137,500

Monthly Deficiency Fee to be paid for Deficiency Amounts greater than 14,500,000 Pounds = US$137,500

For clarification, if the total quantity of PGP nominated hereunder pursuant to Section 5.1 and purchased by Purchaser for such Contract Month is 10,000,000 Pounds, then the total Monthly Deficiency Fee to be paid would be US$72,500 ***plus*** US$137,500 = US$210,000"

ARTICLE II

MISCELLANEOUS

2.1 Effect of Amendment. Except as expressly amended by this Third Amendment, the Agreement shall remain in full force and effect. This Third Amendment, together with the Agreement, constitutes the entire agreement and understanding between the parties, concerning the subject matter thereof.

2.2 Counterparts. This Third Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date first written above.

ENTERPRISE PRODUCTS OPERATING LLC	**ESENTTIA S.A.**
By: Enterprise Products OLPGP, Inc.,	
Its sole manager	
By: [signature]	By: [signature]
Name: [handwritten]	Name: María Inés Hurtado Burbano
Title: [handwritten]	Title: Legal Representative